Exhibit 10.1

AMENDMENT NO. 2 TO

STRATEGIC PARTNERSHIP AGREEMENT

THIS AMENDMENT NO. 2 TO STRATEGIC PARTNERSHIP AGREEMENT is entered into and effective as of the 5th of December, 2005 by and among MathStar, Inc., a Delaware corporation (“MathStar”); Valley Technologies, Inc., a Pennsylvania corporation (“VTI”); and, for purposes of only the amendment to Section 3.1.2 below, Gerald Petrole, the President and Chief Executive Officer of VTI (“Petrole”).

RECITALS

WHEREAS, MathStar, VTI and Petrole entered into a Strategic Partnership Agreement dated as of October 8, 2004 (the “Original Agreement”) for the purpose of having VTI develop and support products, algorithms and applications for MathStar’s FPOAs;

WHEREAS, effective on June 10, 2005, MathStar’s board of directors and shareholders approved a three-for-one reverse stock split of the MathStar Common Stock (the “Stock Split”);

WHEREAS, MathStar and VTI amended Section 3.1.1 of the Original Agreement pursuant to Amendment No. 1 to Strategic Partnership Agreement dated August 11, 2005 (“Amendment No. 1”) (the Original Agreement, as amended by Amendment No. 1, is hereinafter referred to as the “Agreement”);

WHEREAS, as provided in Section 3.1.2 of the Agreement, upon execution of the Original Agreement, MathStar granted to Petrole warrants to purchase a total of eighty-three thousand three hundred thirty-four (83,334) shares of MathStar Common Stock at an exercise price of $6.00 per share, as such number of shares and exercise price have been adjusted for the Stock Split; and

WHEREAS, the Parties and Petrole want to amend the Agreement to change the circumstances under which the Petrole Warrants will vest and the method by which Royalty payable by VTI to MathStar is determined.

NOW, THEREFORE, in consideration of the foregoing, the mutual promises contained in the Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, MathStar and VTI hereby agree as follows:

1.             Section 1.9 of the Agreement is hereby amended to read in its entirety as follows:

1.9.                  “Design Wins” means the acceptance by a customer of the FPOAs for use in or with respect to such customer’s or prospective customer’s products, as determined by the mutual agreement of the Parties, provided that the projected annual unit volume for any Design Win to be considered a Design Win under this Agreement must be greater than 500 units per year or annual revenue of greater than $250,000 per year as mutually determined by both Parties.

2.             The following Section 1.25 is hereby added to the Agreement, and Sections 1.25 and 1.26 of the Agreement are hereby renumbered as Sections 1.26 and 1.27, respectively:

1.25                 “VTI FPOA Algorithm Port” means the acceptance by a customer or prospective customer of VTI’s services to port the customer’s algorithm onto the MathStar FPOA that generates non-recurring engineering revenue to VTI of at least $50,000 and for which VTI has received a contract or purchase order.

3.             The last two sentences of Section 3.1.2 of the Agreement are hereby deleted and replaced with the following sentences, it being understood that the number of shares of MathStar Common Stock and the exercise price set forth therein reflect the Stock Split:

The Petrole Warrants shall have a term of five (5) years from the Effective Date and shall have an initial exercise price of $6.00 per share.  The Petrole Warrants shall vest as to 16,667 shares of MathStar Common Stock upon the achievement of each Design Win and as to 8,334 shares of MathStar Common Stock upon receipt by VTI and the delivery by VTI to MathStar of each contract or purchase order for each VTI FPOA Algorithm Port.  In addition, MathStar agrees that any portion of the Petrole Warrants that is not vested will become 100% vested upon confirmation satisfactory to MathStar of the acquisition of the funding required (internal or external funding) for the radiation hardening of the FPOA by Honeywell International Inc.  The Petrole Warrants shall terminate and be of no further force or effect with respect to any portion thereof that has not vested on or before the second anniversary date of the Effective Date.

MathStar and Petrole hereby agree to enter into an amendment to the Petrole Warrant, effective on the date of this Amendment No. 2 to Strategic Partnership Agreement, to reflect the foregoing amendment to Section 3.1.2.

4.             The lead-in sentence to Section 3.9 of the Agreement is hereby amended to read in its entirety as follows, it being understood that Sections 3.9.1, 3.9.2 and 3.9.3 of the Agreement shall remain unchanged and in full force and effect:

During the Term, VTI shall pay to MathStar a royalty (the “Royalty”) equal to the greater of ten percent (10%) of the sales price or $500.00 for each Hardware Product sold or licensed by VTI and, in connection therewith, the Parties agree to the following provisions:

5.             Except as amended by this Amendment No. 2 to Strategic Partnership Agreement, the Agreement shall remain in full force and effect.

6.             All capitalized terms used and not otherwise defined in this Amendment No. 2 to Strategic Partnership Agreement shall have the respective meanings ascribed to them in the Agreement.

IN WITNESS WHEREOF, this Amendment No. 2 to Strategic Partnership Agreement is executed by the duly authorized representatives of the Parties as of the date first set forth above.

MathStar, Inc.		Valley Technologies, Inc.

By:	/s/ Daniel J. Sweeney	By:	/s/ Gerald Petrole Sr.
Signature		Signature

Daniel J. Sweeney		Gerald Petrole Sr.
Name Typed or Printed		Name Typed or Printed

Chief Operating Officer		President and CEO
Title Typed or Printed		Title Typed or Printed

Gerald Petrole Sr.
Gerald Petrole, as to only the amendment to
Section 3.1.2